Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-275801) of Ohio Power Company of our report dated February 12, 2026 relating to the financial statements Ohio Power Company which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 12, 2026